Exhibit 4.7
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        RECOGNITION AND RETENTION PLAN OF WARWICK COMMUNITY BANCORP, INC.

                                  AWARD NOTICE


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              NAME OF PARTICIPANT                   SOCIAL SECURITY NUMBER



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                                 STREET ADDRESS


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     CITY                                        STATE           ZIP CODE

This Award Notice is intended to set forth the terms and conditions on which an award ("Award") of shares of common stock ("Shares") of Warwick Community Bancorp, Inc. ("Company") has been granted to you ("Participant") under the Recognition and Retention Plan of Warwick Community Bancorp, Inc. ("Plan"). Set forth below are the specific terms and conditions applicable to the Award. Attached as Appendix A are the general terms and conditions applicable to the Award.


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STOCK AWARD
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Grant Date                                                             6/24/1998
Class of Shares*                                                         Common
No. of Shares Awarded*
Percentage Vesting on June 24th of Each of the
Following Years: 1999, 2000, 2001, 2002 and 2003*                         20%
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*        SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND APPENDIX A HERETO.


By signing where indicated below, the Company hereby acknowledges that it has granted the Award listed above upon the specified terms and conditions, and the Participant acknowledges receipt of this Award Notice, including Appendix A, and a copy of the Plan, and agrees to observe and be bound by the terms and conditions set forth herein and therein.


WARWICK COMMUNITY BANCORP, INC.                               PARTICIPANT


By:
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         RONALD J. GENTILE
         PRESIDENT AND CHIEF OPERATING OFFICER

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                           APPENDIX A TO AWARD NOTICE

                      GENERAL TERMS AND CONDITIONS OF AWARD


                  Section 1. OWNERSHIP OF SHARES. The Shares covered by this Award ("Awarded Shares") are held in trust by Orange County Trust Company ("Trustee") for the benefit of the Participant until such time as they are distributed to the Participant or, if earlier, until the Participant forfeits his or her rights to the Awarded Shares.

                  Section 2. VESTING. In general, the Awarded Shares shall become vested and distributable to the Participant at the dates set forth in the Award Notice; PROVIDED, HOWEVER, that the Awarded Shares shall become 100% vested on the date of the Participant's death, Disability or Retirement or upon the date of a Change in Control.

                  Section 3. FORFEITURES. In the event that the Participant's service as an employee, director or director emeritus of the Company terminates before all of the Awarded Shares become vested, any Awarded Shares that have not yet become vested pursuant to section 2 of this Award Notice shall be forfeited. Following such a forfeiture, the Participant will have no rights whatsoever with respect to the Awarded Shares forfeited. For purposes of the Plan and this Award Notice, service with the Company shall be deemed to continue for so long as the Participant serves as an officer, employee, outside director, advisory director, emeritus director or consultant to the Company or is subject to and is observing the terms of a written agreement restricting his or her ability to compete or imposing other restrictive covenants.

                  Section 4. DIVIDENDS. Any dividends or distributions declared and paid with respect to the Shares held in the Trust Fund that are, as of the record date for such dividend or distribution, allocated to the Participant in connection with an Award shall be held in the Trust Fund and distributed to such Participant at the same time as the related Shares.

                  Section 5. VOTING RIGHTS. Each Participant to whom an Award has been made that is not fully vested shall have the right to direct the manner in which all voting rights appurtenant to the Shares related to such Award will be exercised while such Shares are held in the Trust Fund. Such a direction shall be given by completing and filing a written direction, in the form and manner prescribed by the Committee, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction. If no such direction is given by the Participant, then the voting rights appurtenant to the Awarded Shares shall not be exercised.

                  Section 6. DISTRIBUTION OF SHARES. As soon as practicable following the date any Awarded Shares become vested pursuant to this Award Notice, the Committee shall take such actions as are necessary to cause the transfer of record ownership of the Shares that have become vested from the Trustee to the Award holder and shall cause the Trustee to distribute to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

                  Section 7. ADJUSTMENTS IN THE EVENT OF REORGANIZATION. In the event of any merger, consolidation or other business reorganization (including but not limited to a Change in Control) in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a shareholder of record, the number of Shares held in the Trust Fund, including the Awarded Shares, shall be adjusted to account for such event in accordance with Section 8.3 of the Plan. In the event of any merger, consolidation or other business reorganization in which the Company is not the surviving entity, any money, stock, securities or other



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property received by shareholders of record in connection with such merger, consolidation or other business reorganization shall be allocated to the Participant in accordance with Section 8.3 of the Plan.

                  Section 8. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Award Notice or the Plan, nor any action of the Board or the Committee with respect to this Award Notice or the Plan, shall be held or construed to confer upon the Participant any right to a continuation of employment by the Company. The Participant may be dismissed or otherwise dealt with to the same extent as though this Award had not been made.

                  Section 9. TAXES. The Company, the Committee or the Trustee shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                  Section 10. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

                  (a)      If to the Committee:

                           Warwick Community Bancorp, Inc.
                           c/o The Warwick Savings Bank
                           18 Oakland Avenue
                           Warwick, New York 10990-0591
                           Attention:  CORPORATE SECRETARY

                  (b) If to the Participant, to the Participant's address as shown in the Bank's records.

                  Section 11. RESTRICTIONS ON TRANSFER. An Award shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Awarded Shares granted pursuant to such Award shall be distributable during the lifetime of the Participant only to the Participant. This Section 11 shall not prevent the Participant from designating , in the form attached hereto as Appendix B, a Beneficiary or Beneficiaries to receive any undistributed Shares that are, or become, available for distribution on or after the date of the Participant's death.

                  Section 12. SUCCESSORS AND ASSIGNS. This Award Notice shall inure to the benefit of and shall be binding upon the Company and the Participant and their respective heirs, successors and assigns.

                  Section 13. CONSTRUCTION OF LANGUAGE. Whenever appropriate in this Award Notice, words used in the singular may be read in the plural, words used in the plural may be read in the singular and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section number shall refer to a section of this Award Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  Section 14. GOVERNING LAW. This Award Notice shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles

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thereof, except to the extent that such laws are preempted by federal law. This
Award Notice shall be construed to comply with the applicable regulations of the New York Banking Board and the Federal Deposit Insurance Corporation.

                  Section 15. AMENDMENT. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Participant.

                  Section 16. PLAN PROVISIONS CONTROL. This Award Notice and the rights and obligations created hereby shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control.

                  Section 17. ACCEPTANCE BY PARTICIPANT. By executing this Award Notice and returning a fully executed copy hereof to the Committee at the address specified in Section 10 hereof, the Participant signifies acceptance of the terms and conditions of this Award Notice and the Plan. If a fully executed copy of this Award Notice is not received by the Committee within 45 days after the later of the date of the Award or the date this Award Notice is received by the Participant, the Committee may revoke the Award granted, and thereby avoid all obligation, hereby.

                  Section 18. EFFECT ON PRIOR AGREEMENTS. This Award Notice contains the entire understanding between the parties hereto and supersedes any prior agreement between the Company and the Participant.

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